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                                                                   Exhibit 99.4


                                                                [CONFORMED COPY]

                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT (the "Agreement"), entered into as of December 4, 1996 by and between CAVCO INDUSTRIES, INC., an Arizona corporation (the "Company"), and BRENT M. GHELFI (the "Executive"),


                              W I T N E S S E T H:


                  WHEREAS, the Executive is currently employed by the Company as its President and Chief Executive Officer;

                  WHEREAS, concurrently with the execution and delivery hereof, Centex Real Estate Corporation, a Nevada corporation ("CREC"), MFH Holding Company, a Nevada corporation, MFH Acquisition Company, an Arizona corporation (the "Merger Subsidiary"), Al R. Ghelfi, Janet M. Ghelfi and Janal Limited Partnership, an Arizona limited partnership ("Janal Partnership" and, together with Al R. Ghelfi and Janet M. Ghelfi, the "Shareholder Parties") are entering into an Agreement and Plan of Merger (the "Merger Agreement"), upon the terms and subject to the conditions of which the Merger Subsidiary will be merged with and into the Company (the "Merger");

                  WHEREAS, concurrently with the execution and delivery hereof, CREC and the Shareholder Parties are entering into a Stock Purchase Agreement, upon the terms and subject to the conditions of which the Shareholder Parties will sell an aggregate of 1,047,288 shares of Common Stock, par value $.05 per share, of the Company owned by them to CREC in the event that the Merger Agreement is terminated under the circumstances described therein (the "Subject Share Purchase");

                  WHEREAS, at the time of the consummation of the Merger or the Subject Share Purchase, CREC, the Shareholder Parties and (if applicable) the Company will enter into a Shareholders' Agreement (the "Shareholders' Agreement") in the form attached as an exhibit to the Merger Agreement or the Stock Purchase Agreement, as the case may be;

                  WHEREAS, CREC is a subsidiary of Centex Corporation ("Centex"); and


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                  WHEREAS, from and after the date (the "Effective Date") upon which the Merger or the Subject Share Purchase is consummated in accordance with the terms of the Merger Agreement or the Stock Purchase Agreement, as the case may be, the Company desires to continue the employment of the Executive, and the Executive is willing to accept such employment, all upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Employment. From and after the Effective Date, the Company hereby continues the employment of the Executive, and the Executive hereby accepts such employment, all upon the terms and conditions set forth herein.

                  SECTION 2. Term. Subject to the terms and conditions set forth herein, the Executive shall be employed for a term commencing on the Effective Date and ending on the fifth anniversary thereof (the "Term"), which term may be extended from time to time pursuant to a written instrument executed by the Company and the Executive.

                  SECTION 3. Duties and Responsibilities.

                  (a) The Executive shall initially serve in the capacity of President and Chief Executive Officer of the Company, subject to the direction of the Board of Directors of the Company. The Executive's duties under this Agreement shall consist of the performance of such services as are consistent with the responsibilities of said office and such other services commensurate with his position as a senior executive of the Company as may be assigned to him from time to time by the Board of Directors. Such duties shall be performed within the policies and guidelines established from time to time by the Board of Directors, subject at all times to the ultimate control and direction of the Board of Directors.

                  (b) At all times during the Term, the Executive shall devote substantially all of his business time, attention and energies to the performance of his duties under this Agreement, and shall not undertake or be engaged in any other activities, whether or not pursued for gain, profit or other pecuniary advantage, which could impair his ability to fulfill his duties to the Company under this Agreement, without the prior written consent of the Company.


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                  (c) The Executive shall perform his duties under this
Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his fiduciary responsibilities.

                  SECTION 4. Compensation.

                  (a) Base Salary. During the Term, the Company shall pay a salary (the "Base Salary") of $78,000 per annum to the Executive, payable in accordance with the general payroll practices of the Company in effect from time to time. The Company shall review the Base Salary then being paid to the Executive at such times as the Company regularly reviews the compensation being paid to its executives generally (but no less frequently than once each year). Upon completion of such review, the Company may in its sole discretion adjust the Executive's then current Base Salary; provided, however, that the Company may not decrease the Executive's then current Base Salary without the prior written consent of the Executive.

                  (b) Bonus. In addition to the payment of Base Salary, for each fiscal month of the Company during the Term, the Executive shall be awarded a bonus in an amount to be determined as follows:

                  (i) For the fiscal years of the Company ending on March 31, 1998 and March 31, 1999, the amount of the monthly bonus paid to the Executive shall be equal to the bonus that would be payable to the Executive for each month during each such fiscal year in accordance with the policies and practices of the Company in effect on the date hereof with respect to the payment of annual bonuses to its Chief Executive Officer, which policies and practices are described in Exhibit A (the "Existing Company Policies").

                  (ii) For any fiscal years of the Company ending on or after March 31, 1999, the amount of the monthly bonus paid to the Executive shall be an amount determined by the Board of Directors of the Company that is not less than (A) $27,100 or (B) the bonus that would be payable to the Executive for each month during such fiscal year as determined in accordance with the Existing Company Policies, whichever is smaller.


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                  (c) Centex Stock Options.

                  (i) Centex undertakes and agrees to use its best efforts to cause the Stock Option Committee of the Board of Directors of Centex to grant to the Executive, as soon as reasonably practicable after the Effective Date (and after the condition set forth in subparagraph (iii) below shall have been satisfied), a non-qualified stock option (the "Centex Time Vesting Stock Option") under the 1987 Stock Option Plan of Centex (the "1987 Stock Option Plan") to purchase an aggregate of 25,000 shares of common stock, par value $.25 per share ("Centex Common Stock"), of Centex. The option exercise price per share of the Centex Time Vesting Stock Option will be the fair market value per share of Centex Common Stock on the date of grant. The Centex Time Vesting Stock Option will have a term of ten years from the date of grant, and such option shall vest and become exercisable with respect to 20% of the shares of Centex Common Stock subject thereto on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, with such exercise privileges to be cumulative. The Centex Time Vesting Stock Option will be evidenced by, and subject to, a stock option agreement containing terms and conditions customarily included by Centex in agreements providing for the grant of similar stock options pursuant to the 1987 Stock Option Plan.

                  (ii) In addition, Centex undertakes and agrees to use its best efforts to cause the Stock Option Committee of the Board of Directors of Centex to grant to the Executive, as promptly as practicable after Centex determines (after consultation with the Executive) the applicable Performance Measures (as hereinafter defined) (and after the condition set forth in subparagraph (iii) below shall have been satisfied), a non-qualified stock option (the "Centex Performance Stock Option" and, together with the Centex Time Vesting Stock Option, the "Centex Stock Options") under the 1987 Stock Option Plan to purchase an aggregate of 25,000 shares of Centex Common Stock. The option exercise price per share of the Centex Performance Stock Option will be the fair market value per share of Centex Common Stock on the date of grant. The Centex Performance Stock Option will have a term of ten years from the date of grant, and such option shall vest and become exercisable in accordance with a schedule to be determined by the Stock Option Committee based upon the attainment of performance goals or measures (the "Performance Measures") determined by Centex (after consultation with the Executive) relating to the business of


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         the Company and its subsidiaries. The Centex Performance Stock Option will be evidenced by, and subject to, a stock option agreement containing terms and conditions customarily included by Centex in agreements providing for the grant of similar stock options pursuant to the 1987 Stock Option Plan.

                  (iii) Notwithstanding anything to the contrary contained in this paragraph (c), Centex shall not be required to grant the Centex Stock Options to the Executive until such time as the Executive becomes eligible to receive a grant of such options in accordance with the terms of the 1987 Stock Option Plan. The Executive acknowledges that Centex has provided to him a copy of the 1987 Stock Option Plan and has advised the Executive that he will not become eligible for the grant of any stock options thereunder until such time as he is employed by an "Affiliate" of Centex within the meaning of such plan (which term is defined to include any corporation in which Centex owns stock possessing 50% or more of the total combined voting power of all classes of stock). Centex represents that, if the Merger is consummated in accordance with the terms of the Merger Agreement, the Company will thereupon become an "Affiliate" of Centex within the meaning of the 1987 Stock Option Plan.

                  (d) Expense Reimbursement. During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable out-of-pocket expenses incurred in the reasonable discretion of the Executive in connection with the due and proper performance of his duties hereunder in accordance with the Company's regular practices with respect to other similarly situated executives of the Company.

                  (e) Incentive, Savings and Retirement Plans. During the Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, whether or not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, established or adopted and maintained by the Company from time to time, in accordance with the Company's regular practices applicable to other similarly situated executives of the Company. The provisions of this paragraph (e) shall not affect in any way the rights of the Company to amend or terminate any such incentive, savings or retirement plans in accordance with the terms of such plans and the provisions of applicable law.

                  (f) Group Benefit Plans. During the Term, the Executive shall be entitled to participate in all group benefit plans (including, but not limited to, disability,


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accident, medical, life insurance and hospitalization plans) established or adopted and maintained by the Company from time to time, in accordance with the Company's regular practices applicable to other similarly situated executives of the Company. The provisions of this paragraph (f) shall not affect in any way the rights of the Company to amend or terminate any such group benefit plans in accordance with the terms of such plans and the provisions of applicable law.

                  (g) Vacation. The Executive shall be entitled to such vacation, holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies or as are otherwise approved by the Company.

                  SECTION 5.  Termination.

                  (a) This Agreement shall terminate and be of no further force or effect if the Effective Date does not occur prior to or on December 31, 1997.

                  (b) This Agreement shall terminate if the Executive shall die. The termination of this Agreement pursuant to this paragraph (b) shall be effective at the time of death.

                  (c) This Agreement may be terminated by the Executive if the Company commits a material breach of the terms and conditions of this Agreement and the Company fails to cure such breach prior to the expiration of a period of ten days after delivery by the Executive to the Company of a written notice setting forth the nature and extent of such breach. The termination of this Agreement pursuant to this paragraph (c) shall be effective at a time specified by the Executive that is no more than 60 days after the aforesaid ten-day period.

                  (d) This Agreement may be terminated by the Company in any of the following circumstances:

                  (i) for "cause," i.e., acts of theft, embezzlement, fraud, dishonesty or sexual harassment, which acts are either admitted by the Executive in writing or determined to be one or more of such acts by the Board of Directors of the Company by a Supermajority Board Vote (as defined in the Shareholders' Agreement), or for which the Executive is convicted;


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                  (ii) if the Executive shall materially breach this Agreement or habitually neglect his duties hereunder, as determined by the Board of Directors of the Company by a Supermajority Board Vote, after written notice to Executive (which notice shall specify in reasonable detail the possible grounds for the termination of this Agreement) and opportunity for the Executive to be heard before a meeting of the Board of Directors;

                  (iii) If the Executive shall be unable to perform his material duties hereunder owing to illness or incapacity for 90 consecutive days during any 360-day period; or

                  (iv) If the Company determines that it no longer requires the services of the Executive for any other reason.

The termination of this Agreement pursuant to this paragraph (d) shall be effective (A) in the case of a termination of this Agreement pursuant to subparagraph (d)(i) or (d)(ii) above, immediately upon the determination of the Board of Directors referred to in such provision (or, if no such determination is required to be made, immediately upon receipt by the Executive of written notice of termination from the Company) or (B) in the case of a termination pursuant to subparagraph (d)(iii) or (d)(iv) above, 30 days after receipt by the Executive of written notice of termination from the Company.

                  (e) This Agreement shall terminate upon the expiration of the Term, as the same may be extended from time to time in accordance with Section 2.

                  (f) If this Agreement is terminated by the Executive pursuant to paragraph (c) above or by the Company pursuant to paragraph (d)(iv) above, the Company shall pay to the Executive (i) an amount in cash equal to $300,000 per annum for the balance of the Term in accordance with the general payroll practices of the Company in effect from time to time with respect to the payment of salary to its senior executives and (ii) all expenses incurred by the Executive through the date of termination for which the Executive is entitled to reimbursement in accordance with Section 4(d) above.

                  (g) If this Agreement is terminated by the Company pursuant to subparagraphs (d)(i) or (d)(ii) above or if the Executive terminates his employment hereunder other than in the circumstances described in paragraph (c) above, the Company shall pay to the Executive (i) the Base Salary then in effect through the date of termination and (ii) all expenses incurred by the Executive through the date of termination for which the Executive is entitled to reimbursement in accordance with Section 4(d); provided,


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however, that, in the case of a termination pursuant to subparagraph (d)(i)
above, the Company may set off against such amounts for acts of theft, embezzlement, fraud or dishonesty which result in liquidated amounts owing to the Company by the Executive.

                  (h) If this Agreement is terminated upon the death of the Executive pursuant to paragraph (b) above, by reason of the inability of the Executive to perform his duties hereunder owing to illness or incapacity pursuant to subparagraph (d)(iii) above or upon the expiration of the Term pursuant to paragraph (e) above, the Company shall pay to the Executive (or, if applicable, his personal representative) (i) the Base Salary then in effect through the date of termination and (ii) all expenses incurred by the Executive through the date of termination for which the Executive is entitled to reimbursement in accordance with Section 4(d).

                  (i) If this Agreement is terminated by reason of the inability of the Executive to perform his duties hereunder owing to illness or incapacity pursuant to subparagraph (d)(iii) above, by the Company pursuant to subparagraph
(d)(iv) above or upon the expiration of the Term pursuant to paragraph (e) above, the Company may in its sole discretion elect to make payments to the Executive in cash (the "Non-Competition Extension Payments") in an aggregate amount equal to $300,000 per annum (less any amounts payable to the Executive pursuant to clause (i) of paragraph (f) above) for a period of three years after the date of termination in accordance with the general payroll practices of the Company in effect from time to time with respect to the payment of salary to its senior executives, which payments shall be made in consideration of the Executive's obligations after the date of termination under Section 6. The election by the Company to pay the Executive the Non-Competition Extension Payments shall be set forth in a written notice delivered by the Company to the Executive no later than 30 days after the applicable date of termination stating that the Company irrevocably agrees to make the Non-Competition Extension Payments to the Executive.

                  (j) The failure or delay by either party hereto to exercise its right to terminate this Agreement with respect to any one or more of the matters referred to in this Section 5 shall not be taken or held to be a waiver by such party of its right of termination of this Agreement in respect to such matter or any subsequent matter.

                  (k) Except as expressly provided in this Section 5, upon the termination of this Agreement, the Company shall not have any liability or obligation of any kind or character to the Executive under the terms of this Agreement or in connection with the expiration or termination of the Executive's employment hereunder.


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                  (l) Upon any termination or expiration of this Agreement or the Executive's employment hereunder (other than any termination pursuant to paragraph (a) above), the Executive shall continue to be subject to the provisions of Sections 6, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 (it being understood and agreed that such provisions shall survive any such termination or expiration and shall continue in full force and effect thereafter).

                  SECTION 6. Competitive Activity.

                  (a) The Executive recognizes and acknowledges that the relationship created by this Agreement is one of trust, and the Executive agrees that, during the Non-Competition Period (as hereinafter defined), the Executive shall not (whether acting alone or through any of his affiliates, as a member of a partnership or a joint venture or in conjunction with any corporation or other entity or any other person (including, but not limited to, any present or former director, officer or consultant of the Company) or in any other capacity whatsoever and whether by investing in, or holding securities of, any corporation or other entity, advancing or lending any funds to, making available any facilities, equipment or other assets to any corporation or other person or any other person or assisting or participating in any other transaction or arrangement whatsoever), engage in any of the following activities:

                  (i) except in connection with the due and proper performance of his duties hereunder, engage in any of the Covered Businesses in the Territory;

                  (ii) except in connection with the due and proper performance of his duties hereunder, solicit or contact (with respect to any of the Covered Businesses) retailers, dealers, suppliers, customers or potential customers on behalf of any corporation or other entity or any other person engaged in any of the Covered Businesses in the Territory; or

                  (iii) solicit or otherwise induce any employee of the Company or any of its subsidiaries to terminate his service with the Company or any such subsidiary or hire any person who was an employee of the Company or any such subsidiary at any time during the 12-month period immediately prior to the date of termination or expiration of the Executive's employment hereunder.


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                  As used in this Section 6, the terms set forth below have the following respective meanings:

                  "Covered Businesses" means the businesses of (i) designing, manufacturing and selling manufactured housing to be used for residential, recreational and other purposes and (ii) developing housing subdivisions and selling manufactured, modular and conventional housing units or lots located therein.

                  "Non-Competition Period" means the period commencing on the Effective Date and ending on (i) if this Agreement is terminated by the Executive pursuant to Section 5(c), the date of termination of this Agreement,
(ii) if this Agreement is terminated by the Company pursuant to Section 5(d)(i) or (ii) or if the Executive voluntarily terminates his employment hereunder prior to the expiration of the Term (other than upon the termination by the Executive of this Agreement pursuant to Section 5(c)), the third anniversary of the date of termination of this Agreement or the Executive's employment hereunder, as the case may be, or (iii) if this Agreement is terminated by the Company pursuant to Section 5(d)(iii) or (iv) above or upon the expiration of the Term pursuant to paragraph (e) above, the date of termination of this Agreement (or, if the Company elects to make the Non-Competition Extension Payments in accordance with Section 5(i), the third anniversary of the date of termination).

                  "Territory" means the territory consisting of the States of Arizona, California, Colorado, Idaho, Nevada, New Mexico, Texas and Utah.

                  (b) Notwithstanding anything to the contrary in this Section 6, the Executive may own, for investment purposes only, up to one percent of the stock of any publicly-held corporation that engages in the Covered Businesses or that otherwise directly or indirectly competes with the Company if the stock of such corporation is either listed on a national securities exchange or traded on the Nasdaq National Market and if the Executive is not an employee or consultant of, and is not otherwise affiliated with, such corporation.

                  (c) It is hereby agreed by and between the Executive and the Company that if (notwithstanding the provisions of paragraph (d) below) the non-competition covenants contained in this Agreement should be held by any court or other constituted legal authority to be void or unenforceable in any particular area or jurisdiction, then the parties hereto shall consider this Agreement to be amended and modified so as to eliminate therefrom that particular area or jurisdiction as to which the non-competition covenants are held to be void or otherwise unenforceable, and as to all other areas and jurisdictions


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covered by this Agreement, the terms and provisions hereof shall remain in full force and effect as originally written.

                  (d) It is further agreed that if the non-competition covenants contained in this Agreement should be held by any court or other constituted legal authority to be effective in any particular area or jurisdiction only if said covenants are modified to limit their duration or scope, then the parties hereto shall consider such non-competition covenants to be amended and modified with respect to that particular area or jurisdiction so as to comply with the order of any court or other constituted legal authority, and as to all other areas and jurisdictions, the non-competition covenants contained herein shall remain in full force and effect as originally written.

                  (e) The Executive and the Company agree that the covenants set forth herein are appropriate and reasonable when considered in light of the nature and extent of the Covered Businesses as conducted by the Company and its subsidiaries. The Executive acknowledges that (i) the Company has a legitimate interest in protecting the Covered Businesses as conducted by the Company and its subsidiaries, (ii) the covenants set forth herein are not oppressive to the Executive and contain such reasonable limitations as to time, scope, geographical area and activity, (iii) the covenants do not harm in any manner whatsoever the public interest and (iv) the Executive has received and will receive substantial consideration for agreeing to such covenants.

                  SECTION 7. Confidentiality.

                  (a) The Executive acknowledges that the Trade Secrets and Confidential Information are valuable, special and unique assets of the Company, and the Executive agrees that he (i) shall not reveal, divulge or disclose any Trade Secrets or Confidential Information and (ii) except as required in connection with the due and proper performance of his duties hereunder, shall not use or exploit any Trade Secrets or Confidential Information.

                  (b) The Executive shall not be subject to the restrictions set forth in paragraph (a) above with respect to information which:

                  (i) becomes generally available to the public other than as a result of disclosure by the Executive;

                  (ii) becomes available to such party on a non-confidential basis from a source other than the Company or its directors, officers or other


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         representatives, provided that, to the knowledge of the Executive, such source lawfully obtained such information and is not bound by a confidentiality agreement with the Company; or

                  (iii) is required to be disclosed by law or judicial or administrative process (provided, however, that the Executive has complied with his obligations under paragraph (c) below).

                  (c) If the Executive is requested (whether by oral questions, interrogatory, request for documents, subpoena, civil investigative demand or other legal process) to disclose any part of the Trade Secrets or Confidential Information, the Executive shall (i) give prompt written notice to the Company of the existence of, and the circumstances attendant to, such request, (ii) consult with the Company as to the advisability of taking legally available steps, at the Company's expense, to resist or narrow any such request or otherwise to eliminate the need for such disclosure and (iii) if disclosure is required, cooperate with the Company, at its expense, to obtain a protective order or other reliable assurance in form and substance reasonably satisfactory to the Company that confidential treatment will be accorded to such portion of the Trade Secrets and Confidential Information as is required to be disclosed.

                  (d) As used in this Section 7, the terms set forth below have the following meanings:

                  "Confidential Information" means information that, although not a Trade Secret, is not generally known and from which the Company derives actual or potential economic value because such information is not generally known by others, including, but not limited to, sales and marketing information, customer lists, customer account records, training and operations materials and memoranda, personnel records, pricing and financial information relating to the business, dealers, retailers, customers, employees and affairs of the Company, any information marked "Confidential" by the Company, and any other such information that does not rise to the level of a Trade Secret.

                  "Trade Secrets" means (i) any scientific or technical information, design, process, procedure, formula or improvement that is secret and of value and (ii) any other information, including, but not limited to, technical or nontechnical data, formula patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, and lists of actual or potential customers, which, in each case, the Company has taken reasonable efforts to protect from disclosure and from which the Company derives actual or potential economic value due to its confidential nature.


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                  SECTION 8. Remedies. The Executive hereby agrees that a
violation of the provisions of Section 6 or 7 would cause irreparable injury to the Company for which it would have no adequate remedy at law. Accordingly, in the event of any such violation, the Company shall be entitled to preliminary and other injunctive relief without necessity of complying with any requirement as to the posting of a bond or other security (it being understood that the Executive hereby waives any such requirement). Any such injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity, or otherwise.

                  SECTION 9. Rights of Payment. All payments to be made to the Executive by the Company under the terms of this Agreement shall be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to the provisions hereof, shall create, or be construed to create, a trust of any kind or any fiduciary responsibility of the Company to the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                  SECTION 10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement (other than any dispute or controversy arising from a violation or alleged violation by the Executive of the provisions of Section 6 or 7) shall be settled by arbitration in Dallas, Texas. The arbitration shall be heard and determined by a single arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In addition, any arbitration proceeding pursuant to this Section 10 shall be conducted in accordance with such arbitral rules. The cost of the arbitration proceedings (including fees and disbursements of counsel) shall be borne in the manner determined by the arbitrator. The decision of the arbitrator shall be final, binding and conclusive, and judgment on the award (if any) of the arbitrator may be entered in any court of competent jurisdiction.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as either party shall have furnished to the other in accordance with the terms of this Section 11):


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                  if to the Company:

                  Cavco Industries, Inc.
                  1001 N. Central Avenue
                  Eighth Floor
                  Phoenix, Arizona 85004
                  Facs:  (602) 256-6189
                  Attention: Al R. Ghelfi

                  with copies to (which shall not constitute notice to the Company):

                  Centex Real Estate Corporation
                  2728 North Harwood
                  Dallas, Texas 75201-1516
                  Facs:  (214) 981-6859
                  Attention: David W. Quinn

                  and

                  Baker & Botts, L.L.P.
                  2001 Ross Avenue
                  Dallas, Texas  75201
                  Facs: (214) 953-6503
                  Attention: Geoffrey L. Newton

                  if to the Executive:

                  Brent M. Ghelfi
                  c/o Cavco Industries, Inc.
                  1001 N. Central Avenue
                  Eighth Floor
                  Phoenix, Arizona 85004
                  Facs:  (602) 256-6189


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
                  with copies to (which shall not constitute notice to the Executive):

                  Osborn Maledon
                  2929 North Central Avenue
                  Phoenix, Arizona 85012
                  Facs: (602) 235-9444
                  Attention: William M. Hardin

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 11 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

                  SECTION 12. Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto (provided, however, that if any modification to or amendment of this Agreement is proposed at any time prior to the Effective Date, such modification or amendment shall also require the prior written approval of
CREC), and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

                  SECTION 13. Entire Agreement. This Agreement (including the Exhibit hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements or understandings between the parties relating thereto.

                  SECTION 14. Severability. In the event that any provision contained in this Agreement is found to be invalid, illegal or unenforceable, the invalidity, illegality and unenforceability thereof shall not affect any other provisions hereof, which shall remain in full force and effect.

                  SECTION 15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that the Company may assign this Agreement to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and assets without the consent of the Executive.

                  SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to any conflicts of law principles that would require the application of the laws of any other state or jurisdiction).

                  SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                         COMPANY:

                                         CAVCO INDUSTRIES, INC.



                                         By:               /s/ Al Ghelfi
                                             ----------------------------------
                                         Name:             Al Ghelfi
                                             ----------------------------------
                                         Title:            Chairman
                                             ----------------------------------


                                         EXECUTIVE:



                                                           /s/ Brent M. Ghelfi
                                             ----------------------------------
                                                  Brent M. Ghelfi


                  The undersigned has executed this Agreement solely for the purpose of evidencing its obligation to use its best efforts to cause the Centex Stock Options to be granted to the Executive upon the terms and subject to the conditions set forth in Section 4(c).

                                         CENTEX CORPORATION



                                         By:         /s/ Laurence E. Hirsch
                                             ----------------------------------
                                         Name:       Laurence E. Hirsch
                                             ----------------------------------
                                         Title:      Chairman and CEO
                                             ----------------------------------

                                                              Exhibit A
                                                      (to Employment Agreement)


                              SALARIED BONUS PLAN
          (Description of provisions applicable to President and CEO)


Cavco Industries, Inc. has a monthly bonus plan for Key Factory Managers and Key Corporate Managers of the organization. A percentage of the Profits from each factory is paid to managers and supervisors on a monthly basis.

The monthly bonus entitlement of the President and CEO is three percent (3%) of aggregate monthly profit (as defined below) from the Company's Durango, RV and Litchfield facilities.

Profits are defined as the net monthly operating profits from the manufacturing operations before deductions for income taxes and the bonus paid to the Key Factory Managers and Key Corporate Managers.

All bonus percentages are approved by the President of the Company in his discretion. The President's bonus percentage is set by the Chairman of the Board. A payroll change notice is placed in each employee file showing the percentage paid.

Monthly bonuses are earned for each month and are not subject to recoupment based on subsequent Company performance. Bonuses earned for each month are generally paid in the third weekly pay period of the month following the month for which they are earned.